JITNEY-JUNGLE STORES OF AMERICA, INC.
		       ANNOUNCES MANAGEMENT CHANGES

	   -- Ronald E. Johnson Promoted To Chief Executive Officer;
   David R. Black To Resume Responsibilities As Chief Financial Officer --



JACKSON, MS, June 9, 1999 -- Jitney-Jungle Stores of America, Inc. today announced a number of management changes as the Company evaluates strategic options to maximize shareholder value. The changes include the following:

   Ronald E. Johnson, currently President and Chief
   Operating Officer of the Company, has been named
   Chief Executive Officer. He succeeds Michael E.
   Julian, who has resigned from the Company to address personal matters. Mr. Julian will continue to consult with the Company.

   David R. Black, currently Senior Vice President -
   Finance and Assistant Secretary of the Company, has been reappointed Chief Financial Officer, a position he held from May 1996 through January
   1999. Mr. Black succeeds Richard D. Coleman, who has resigned from the Company to devote more time to his family.

   Roger P. Friou, currently a member of Jitney-
   Jungle's Board of Directors, has been named a consultant to the Company. Mr. Friou served as President of Jitney-Jungle from March 1996 to May
   1997 and, from 1991 to 1996, as Vice Chairman,
   Chief Financial Officer and Secretary.


Before joining Jitney-Jungle in December of 1997 as President and COO, Mr. Johnson, 49, served as
Chairman, President and CEO of Farm Fresh, a supermarket chain based in Norfolk, Virginia, from February 1997 to March 1998. From January 1995 to
January 1997, Mr. Johnson was Chairman, President and CEO of Kash n' Karry Food Stores, Inc. in Florida.
Mr. Johnson began his professional career at Harris-
Teeter and held management positions at Food Lion, Bi-Lo, Food Giant and Richfood. In addition to his role as President and COO of the Company, Mr.
Johnson has served on the Board of Directors of the Company since May 1996.

In announcing his resignation, Mr. Julian said, "Ron
Johnson is a seasoned supermarket CEO with a proven track record of success. In leaving the Company to address my own personal matters, I feel confident that I have left it in competent and capable hands. Ron has been a terrific business partner for many years and will prove to be a strong leader for the Company in the years ahead."

Mr. Johnson said, "I am pleased to have this opportunity to lead Jitney-Jungle at this important time in the Company's history. I look forward to continuing our long tradition of working closely with our associates and vendors to deliver outstanding service and value to our customers."

"I am grateful for Mike Julian's many contributions to our Company and wish him the best. Likewise, it is with regret that the Board has accepted Rick Coleman's resignation. However, we sympathize with his desire to spend more time in Tampa with his family. Since joining the Company in January of this year, Rick has commuted on a weekly basis, which I know has placed a burden on him. We appreciate his assistance and thank him for his efforts."

"The Company feels fortunate to be able to reappoint
David Black as CFO. David needed to attend to some personal matters earlier this year and we are glad to have him back. He and I are looking forward to working closely with Roger Friou, whose knowledge of the Company's operations, accounting and finance functions is unparalleled."

Mr. Johnson concluded, "While transitioning a company's leadership is never simple, we are fortunate to have a deep and experienced management team."

The Company reported that its borrowings under its secured credit facility has decreased since the end of the first quarter. The Company is continuing its efforts to finalize a new, supplemental credit facility. As previously noted, the Company's Board is continuing its review of potential strategic combinations.

Jitney-Jungle currently operates 196 supermarkets, 10 liquor stores and 55 gasoline stations located throughout Mississippi, Alabama and Louisiana, and in Tennessee, Florida and Arkansas.



				# # #



Contact:

	R. Barry Cannada
	Chief Administrative Officer
	Jitney-Jungle Stores of America, Inc.
	(601) 346-2204